                                                                                                                                                                                  EXHIBIT   10.34

AGREEMENT FOR EXECUTIVE SERVICES

        THIS AGREEMENT is made by SAGENT TECHNOLOGY, INC., located at 800 West El Camino Real, Suite 300, Mountain View, CA 94040, its successors and its subsidiaries worldwide ("Sagent" or the "Company") and, ANDRE M. BOISVERT, an individual residing at 1617 Liatris Lane, Raleigh, NC 27613 ("Executive"), effective this 22nd day of July, 2002, for the purpose of setting forth the exclusive terms and conditions by which Sagent will acquire Executive's services on a temporary basis.

        This Agreement, the Exhibits hereto, and Executive's Indemnification Agreement dated April 13, 2001, represent the entire agreement and understanding between the parties as to the subject matter hereof, and supersede and replace any prior or contemporaneous agreements that the Company may have with the Executive, whether written or oral, regarding such subject matter.

        In consideration of the mutual obligations specified in this Agreement, and any compensation paid to Executive for his services, the parties agree to the following:

  WORK AND PAYMENT Executive will be employed as the Company's interim Chief Executive Officer. Attached to this Agreement as Exhibit A hereto is a statement of the work to be performed by Executive, Executive's rate of payment for such work, expenses to be paid in connection with such work, the specific Sagent facility and work area which shall be made accessible to Executive and such other terms and conditions as shall be deemed appropriate or necessary for the performance of the work.
  NONDISCLOSURE AND TRADE SECRETS; OWNERSHIP OF WORK PRODUCT During the Services Term (as defined below) and thereafter, Executive shall not, without the prior written consent of the Board of Directors, disclose or use for any purpose (except in the course of providing services to the Company under this Agreement or as a member of the Board of Directors and in furtherance of the business of the Company or any of its affiliates or subsidiaries) any confidential information or proprietary data of the Company. Executive agrees to execute the Company's standard form of Confidentiality, Assignment, and Restrictions Agreement as modified so as not to conflict with the provisions of this Agreement and expressly omitting Section 1 (Duty to Devote Full Time and To Avoid Conflict of Interest), Section 6 (Covenant Not To Compete), Section 7 (Inducing Employees to Leave Employer; Employment of Employees) and Section 8 (Nonsolicitation of Business). The form of Confidentiality, Assignment, and Restrictions Agreement, as modified, is attached as Exhibit B hereto and incorporated herein by reference.
  TERMINATION This Agreement is for the period from July 22, 2002 through July 22, 2003 (the "Services Term"). The employment relationship is "at-will" and may be terminated by either party at any time for any reason with or without notice; provided, however, that should Sagent termination the employment relationship for reasons other than gross misconduct, Executive shall be entitled to the Termination Payment (as defined below). This contract is non-transferable and therefore in the event of a change of control of the company, the company agrees to pay the Executive a lump sum equivalent to one year's base contract compensation which is $240,000 USD (the "Termination Payment").
  GENERAL This Agreement may not be modified, and no provision herein may be waived, unless mutually agreed upon in a writing signed by both parties. Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as, or be construed to constitute, a waiver of any subsequent breach by such other party.
  ARBITRATION As an express condition of the Executive's employment with the Company, the Executive agrees to arbitrate any and all disputes or controversies arising out of this agreement pursuant to the Arbitration Agreement, which is attached hereto as Exhibit C and incorporated herein by reference.
  INDEMNITY The Company will indemnify and provide a defense to the Executive pursuant to the terms of his Indemnification Agreement dated April 13, 2001 to the full extent permitted by law with respect to any claims arising out of the performance of his duties under this Agreement.
  NOTICES Notices and other communications provided for in this Agreement shall be in writing and shall be (i) delivered personally or (ii) sent by fax, (iii) overnight mail, or (iv) United States certified mail, return receipt requested, postage prepaid, to the addresses set forth in the preamble of this Agreement or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this paragraph. With respect to the Company, notices shall be sent to the attention of the Chief Financial Officer. Such notices or other communications shall be effective upon delivery if delivered personally or by fax, one day after delivery if delivered via overnight mail, or three days after delivery if they have been mailed via United States certified mail.
  TAXES All payments made pursuant to this agreement shall be subject to withholding of applicable income and employment taxes.
  BENEFITS During the Services Term, the Executive shall be entitled to participate in employee benefit plans or programs of the Company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto.
  COUNTERPARTS This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

        Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Agreement is found to be legally unenforceable, such unenforceability shall not prevent enforcement of any other provision of the Agreement and this Agreement will be deemed to be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein

        The laws of the State of California applicable to agreements made and to be fully performed therein, without regard to choice of law rules, shall govern this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date(s) set forth below.

SAGENT TECHNOLOGY, INC.                                     EXECUTIVE

By:                                                                                     By:
                                                                                                Andre M. Boisvert

Date:                                                                                  Date:

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EXHIBIT A

Work to be performed: Execute all duties normally associated with that of being Chief Executive Officer. Additionally, Executive agrees to assist management in identifying key strategic alliance partners. Once identified, assist management in getting these key alliance partners to license Sagent's technology either under a VAR or OEM agreement. In the event that one of these strategic partners makes an offer to purchase the company and the Sagent Board of Directors deems it to be in the best interest of its shareholders to accept such offer, Executive agrees to assist management and the Sagent Board of Directors in getting the transaction consummated. Executive's employment with the Company shall not preclude him from being employed by, rendering consulting services to, or serving on the boards of directors of other entities, so long as such employment and/or services do not materially interfere or conflict with his responsibilities to the Company.

Rate of Payment: $250 per hour (exclusive of expenses) payable in accordance with the Company's normal payroll practices. It is anticipated that Executive will work ten (10) days (i.e., 80 hours) per month for an aggregate of $20,000 per month in compensation (exclusive of expenses). Records of time worked and receipts for expenses will be submitted by Executive and will be payable promptly upon receipt in accordance with the Company's reimbursement policies and practices for senior executive officers. In the event that the Company requires the Executive to work in excess of the base eighty (80) hours per month, the Company will pay the Executive $2,000 per additional eight hours worked ($250/hour) plus reasonable expenses.

Expenses to be paid: All normal travel, telephone and office related expenses incurred in furtherance of the Company's business. Travel expenses to be paid as they are incurred in accordance with the Company's reimbursement policies and practices for senior executive officers.

Where work is to be performed: Work sites will be the Executive's home office in North Carolina; Sagent's headquarter facilities in Mountain View, CA, Sagent's various field offices and various customer and partner locations.

EXHIBIT B

        Confidentiality, Assignment and Restrictions Agreement

        This Confidentiality, Assignment and Restrictions Agreement ("Agreement") is entered into between Sagent Technology, Inc. ("Employer"), and Andre M. Boisvert ("Employee"). In consideration of the employment or continued employment of Employee by Employer, Employee agree as follows:

        1. Information Disclosed Remains Property of Employer

        All ideas, concepts, information, and written material disclosed to Employee by Employer, or acquired from a customer or prospective customer of Employer, are and shall remain the sole and exclusive property and proprietary information of Employer or such customers, and are disclosed in confidence by Employer or permitted to be acquired from such customers in reliance on Employee's agreement to maintain them in confidence and not to use or disclose them to any other person except in furtherance of Employer's business.

        2. Inventions and Creations Belong to Employer

        Any and all inventions, discoveries, improvements, or creations (collectively "Creations") which Employee has conceived or made or may conceive or make during the period of employment in any way, directly or indirectly, connected with Employer shall be the sole and exclusive property of Employer. Employee agrees that all copyrightable works created by Employee or under Employer's direction in connection with Employer's business are "works made for hire" and shall be the sole and complete property of Employer and that any and all copyrights to such works shall belong to Employer. To the extent such works are not deemed to be "works made for hire," Employee hereby assigns all proprietary rights, including copyright, in these works to Employer without further compensation.

        Employee further agrees to (i) disclose promptly to Employer all such Creations which Employee has made or may make solely, jointly, or commonly with others, (ii) assign all such Creations to Employer, and (iii) execute and sign any and all applications, assignments, or other instruments which Employer may deem necessary in order to enable it, at its expense, to apply for, prosecute, and obtain copyrights, patents or other proprietary rights in the United States and foreign countries or in order to transfer to Employer all right, title, and interest in said Creations. Employee is not required to assign rights developed by Employee on his or her own time without using Employer's equipment, supplies, facilities or trade secrets and that do not relate to inventions that 1) result from worked performed at Employer or 2) relate to employers business or anticipated research or development of Employer or otherwise are exempted by Labor Code Section 2870.

        Employee agrees to attach a list of any concept, idea, invention or work Employee claims is owned before the date of the agreement.

        3. Confidentiality

                a. Definition. During the term of employment with Employer, Employee will have access to and become acquainted with various trade secrets and other proprietary and confidential information which are owned by Employer and which are used in the operation of Employer's business. "Trade secrets and other proprietary and confidential information" consist of, for example, and not intending to be inclusive, (i) software (source and object code), algorithms, computer processing systems, techniques, methodologies, formulae, processes, compilations of information, drawings, proposals, job notes, reports, records, and specifications, and (ii) information concerning any matters relating to the business of Employer, any of its customers, customer contacts, licenses, the prices it obtains or has obtained for the licensing of its software products and services, or any other information concerning the business of the Employer and Employer's good will.

                b. No Disclosure. Employee shall not disclose or use in any manner, directly or indirectly, any such trade secrets and other proprietary and confidential information either during the term of this Agreement or at any time thereafter, except as required in the course of employment with Employer.

        4. Return of Material

Employee agrees that, upon request of Employer or upon termination of employment, Employee shall turn over to Employer all documents, disks or other computer media, or other material in his or her possession or under his or her control that (i) may contain or be derived from ideas, concepts, Creations, or trade secrets and other proprietary and confidential information, or (ii) connected with or derived from Employee's services to Employer.

        5. Remedies - Injunction

        In the event of a breach or threatened breach by Employee of any of the provisions of this Agreement, Employee agrees that Employer -- in addition to and not in limitation of any other rights, remedies, or damages available to Employer at law or in equity -- shall be entitled to a permanent injunction in order to prevent or restrain any such breach by Employee or by Employee's partners, agents, representatives, servants, employees, and/or any and all persons directly or indirectly acting for or with Employee.

        6. Severability

        In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement. In the event that any provision relating to the time period or scope of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or scope such court deems reasonable and enforceable, then the time period or scope of restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period.

        7. Governing Law

        This Agreement shall be construed and enforced according to the laws of the State of California. All legal actions arising under this Agreement shall be instituted in, and both Employer and Employee consent to jurisdiction in, Santa Clara County California. Provided the terms of this agreement are enforced and valid, the prevailing party shall recover its attorney's fees.

        8. Agreement, Read, Understood, and Fair

        Employee has carefully read and considered all provisions of this Agreement and agrees that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of the interests of Employer. Employee acknowledges that this agreement does not modify the at will employment relationship of the Employee and Employer. Employee has had the opportunity to have this agreement reviewed by independent counsel.

___ I am attaching an appendix of prior owned inventions
___ I have no prior owned inventions

AGREED:

EMPLOYEE:
____________________________
Signature
____________________________
Name
____________________________
Title
____________________________
Address
____________________________

____________________________
Date

EXHIBIT C

        ARBITRATION AND EQUITABLE RELIEF AGREEMENT

        1. ARBITRATION. In consideration of Executive's employment with the Company, the Company's promise to arbitrate all employment-related disputes and Executive's receipt of the compensation and other benefits paid to Executive by the Company, at present and in the future, Executive agrees that any and all controversies, claims or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from Executive's employment with the Company, or the termination of Executive's employment with the Company, including any breach of this Agreement, shall be subject to binding arbitration rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1283.05 (the "Rules") and pursuant to California law. Disputes which Executive agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include any statutory claims under the state or federal law, including, but not limited to, claims under title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, claims of harassment, discrimination or wrongful termination and any statutory claims. Executive further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Executive.

        2. PROCEDURE. Executive agrees that any arbitration will be administered by the American Arbitration Association ("AAA") and that the neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. Executive agrees that the arbitrator shall have the power to decide any motions brought to any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Executive also agrees that the arbitrator shall have the power to award any remedies, including attorneys' fees and costs, available under applicable law. Executive understands the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that Executive shall pay the first $200.00 of any filing fees associated with any arbitration initiated. Executive agrees that the arbitrator shall administer and conduct any arbitration in a manner consistent with the rules and that to the extent that the AAA's National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules shall take precedence. Executive agrees that the decision of the arbitrator shall be in writing.

        3. REMEDY. Except as provided by the Rules and this Agreement, arbitration shall be the sole, exclusive and final remedy for any dispute between Executive and the Company. Accordingly, except as provided for and by the Rules and this Agreement, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

        4. AVAILABILITY OF INJUNCTIVE RELIEF. In addition to the right under the Rules to petition to the court for provisional relief, Executive agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of this Agreement or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code Section 2870. Executive understands that any breach or threatened breach of such an agreement will cause irreparable injury and that money damages will not provide an adequate remedy therefor and both parties hereby consent to the issuance of an injunction. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorney fees.

        5. ADMINISTRATIVE RELIEF. Executive understands that this Agreement does not prohibit Executive from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the Workers' Compensation Board. This Agreement does, however, preclude Executive from pursuing court action regarding any such claim.

        6. VOLUNTARY NATURE OF THIS AGREEMENT. Executive acknowledges and agrees that Executive is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Executive further acknowledges and agrees that Executive has carefully read this Agreement and has asked any questions needed for Executive to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Executive is waiving his right to a jury trial. Finally, Executive agrees that he has been provided an opportunity to seek the advice of an attorney of his choice before signing this Agreement.

        This Exhibit C may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date(s) set forth below:

SAGENT TECHNOLOGY, INC.                                                                             EXECUTIVE

By:
                                                                                                                                  Andre M. Boisvert

Date:                                                                                                                          Date: